SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2002

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

California	0-11350	22-3059110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (310) 788-1999

(Former name or former address, if changed since last report.)

Not applicable.

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Item 7. Financial Statements and Exhibits
EXHIBIT 1.1
EXHIBIT 4.1
Exhibit 4.2
Exhibit 4.3
Exhibit 5.1

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	1.1	Distribution Agreement, dated January 28, 2002, between the Registrant and Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Goldman, Sachs & Co., relating to the Registrant’s Medium-Term Notes, Series N (the “Notes”)

	4.1	Officers’ Certificate (without exhibits), dated January 28, 2002, establishing the terms of the Notes.

	4.2	Form of Certificate for the Global Floating Rate Note.

	4.3	Form of Certificate for the Global Fixed Rate Note.

	5.1	Opinion of O’Melveny & Myers LLP regarding the legality of the Notes.

	23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 hereto)

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     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Alan H. Lund

Alan H. Lund Vice Chairman and Chief Financial Officer

DATED: January 28, 2002

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